$200,000,000

                                CREDIT AGREEMENT

                                      AMONG

                                 CLUBCORP, INC.

                          CERTAIN LENDERS NAMED HEREIN

                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT



                                 March 29, 1999





                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                        AS LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS


ARTICLE 1      Definitions
---------      ------------
Section 1.1    Defined Terms
Section 1.2    Amendments and Renewals
Section 1.3    Construction

ARTICLE 2      Advances
---------      --------
Section 2.1    The Advances
Section 2.2    Manner of Borrowing and Disbursement
Section 2.3    Interest
Section 2.4    Fees
Section 2.5    Prepayments
Section 2.6    Non-Receipt of Funds by the Administrative Agent
Section 2.7    Payment of Principal of Advances
Section 2.8    Reimbursement
Section 2.9    Manner of Payment
Section 2.10   LIBOR Lending Offices
Section 2.11   Sharing of Payments
Section 2.12   Calculation of LIBOR Rate and Eurodollar Rate
Section 2.13   Taxes

ARTICLE 3      Conditions Precedent
---------      --------------------
Section 3.1    Conditions Precedent to the Initial Advance
Section 3.2    Conditions Precedent to Conversions and Continuations

ARTICLE 4      Representations and Warranties
---------     -------------------------------
Section 4.1    Representations and Warranties
Section 4.2    Survival of Representations and Warranties, etc.

ARTICLE 5      General Covenants
---------      -----------------
Section 5.1    Preservation of Existence and Similar Matters
Section 5.2    Business; Compliance with Applicable Law
Section 5.3    Maintenance of Properties
Section 5.4    Accounting Methods and Financial Records
Section 5.5    Insurance
Section 5.6    Payment of Taxes and Claims
Section 5.7    Visits and Inspections
Section 5.8    Use of Proceeds
Section 5.9    INDEMNITY
Section 5.10   Environmental Law Compliance
Section 5.11   Further Assurances.
Section 5.12   Year 2000 Compliance
Section 5.13   Non-Guarantors as Guarantors

ARTICLE 6      Information Covenants
---------      ----------------------
Section 6.1    Quarterly Financial Statements and Information
Section 6.2    Annual Financial Statements and Information; Certificate of No Default
Section 6.3    Compliance Certificate
Section 6.4    Copies of Other Reports and Notices
Section 6.5    Notice of Litigation, Default and Other Matters
Section 6.6    ERISA Reporting Requirements
Section 6.7    Year 2000 Compliance

ARTICLE 7      Negative Covenants
---------      ------------------
Section 7.1    Unsecured Indebtedness
Section 7.2    Secured Indebtedness
Section 7.3    Liens
Section 7.4    Investments
Section 7.5    Liquidation, Merger
Section 7.6    Guaranties
Section 7.7    Sales of Assets
Section 7.8    Acquisitions
Section 7.9    Restricted Payments
Section 7.10   Affiliate Transactions
Section 7.11   Compliance with ERISA
Section 7.12   Maximum Leverage Ratio
Section 7.13   Minimum Fixed Charge Coverage Ratio
Section 7.14   Minimum Tangible Net Worth
Section 7.15   Sale or Discount of Receivables
Section 7.16   Business
Section 7.17   Fiscal Year
Section 7.18   Amendment of Organizational Documents
Section 7.19   Non-Guarantors
Section 7.20   Restrictions  on Subsidiaries

ARTICLE 8      Default
---------      -------
Section 8.1    Events of Default
Section 8.2    Remedies

ARTICLE 9      Changes in Circumstances
---------      ------------------------
Section 9.1    LIBOR Basis or Eurodollar Basis Determination Inadequate
Section 9.2    Illegality
Section 9.3    Increased Costs
Section 9.4    Effect On Base Rate Advances
Section 9.5    Capital Adequacy

ARTICLE 10     Agreement Among Lenders
----------     -----------------------
Section 10.1   Agreement Among Lenders
Section 10.2   Lender Credit Decision
Section 10.3   Benefits of Article

ARTICLE 11     Miscellaneous
----------     ---------------
Section 11.1   Notices
Section 11.2   Expenses
Section 11.3   Waivers
Section 11.4   Determination by the Lenders Conclusive and Binding
Section 11.5   Set-Off
Section 11.6   Assignment
Section 11.7   Counterparts
Section 11.8   Severability
Section 11.9   Interest and Charges
Section 11.10  Headings
Section 11.11  Amendment and Waiver
Section 11.12  Exception to Covenants
Section 11.13  Confidentiality
Section 11.14  GOVERNING LAW

Schedules  and  Exhibits

Schedule  1:   Commitments  and  Specified  Percentages
Schedule  2:   LIBOR  Lending  Offices
Schedule  3:   Existing  Liens
Schedule  4:   Subsidiaries
Schedule  5:   Existing  Investments
Schedule  6:   Existing  Indebtedness
Schedule  7:   Acquired  Properties
Schedule  8:   Investment  Policy
Schedule  9:   Labor  Matters
Schedule  10:  Non-Guarantors


Exhibit  A:    Promissory  Note
Exhibit  B:    Compliance  Certificate
Exhibit  C:    Assignment  Agreement
Exhibit  D:    Subsidiary  Guaranty
Exhibit  E:    Notice  of  Borrowing
Exhibit  F:    Notice  of  Continuation/Conversion

     CREDIT  AGREEMENT


     THIS CREDIT AGREEMENT is dated as of March 29, 1999, among CLUBCORP, INC., a Delaware corporation (the "Borrower"), the Lenders from time to time party hereto, and NATIONSBANK, N.A., a national banking association, as administrative agent for the Lenders.


     BACKGROUND

     The Lenders have been requested to provide the Borrower funds to (a) consummate the Transaction (as hereinafter defined) and (b) pay certain fees and expenses related to the Transaction. The Lenders have agreed to provide a portion of such financing, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

     Definitions

Section  1.1     Defined  Terms.  For  purposes  of  this  Agreement:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires (or after giving effect to such transaction owns) more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) except as permitted by Section 7.5(b) hereof with respect to an existing Subsidiary of the Borrower, makes any existing corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or (b) purchases in one transaction or a series of related transactions all or more than 50% of the business or assets of any Person or of any operating division, facility or group of facilities of any Person.

     "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including capital stock or other equity securities or interests) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness, accounts payable and accrued expenses assumed, incurred or guaranteed in connection with such Acquisition by the Borrower or any of its Subsidiaries.

     "Additional  Costs"  has  the  meaning  specified  in  Section  9.5 hereof.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Advance for any Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Advance for any Interest Period.

     "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for any Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for any Interest Period.

     "Administrative Agent" means NationsBank, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

     "Administrative Agent Fee Letter" has the meaning specified in Section 2.4(a) hereof.

     "Advance" means any amount advanced by a Lender to the Borrower pursuant to
Section  2.1(a)  hereof.

     "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, such Person, or a Person who Controls or is Controlled By, such Person.

     "Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time to the extent permitted pursuant hereto and pursuant to the Intercreditor Agreement.

     "Agreement  Date"  means  the  date  of  this  Agreement.

     "Applicable Environmental Laws" means Applicable Laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

     "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" means the laws of the United States of America, including without limitation 12 USC 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code
Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "Applicable Base Rate Margin" means the following per annum percentages, applicable in the following situations:

               Applicability                   Percentage

       (a) Initial Pricing Period                0.000

       (b) Subsequent Pricing Period             0.500

     "Applicable Eurodollar Rate Margin" means the following per annum percentages, applicable in the following situations:

              Applicability                   Percentage

      (a) Initial Pricing Period                1.250

      (b) Subsequent  Pricing  Period           1.750


     "Applicable LIBOR Rate Margin" means the following per annum percentages, applicable in the following situations:

              Applicability                   Percentage

      (a) Initial Pricing Period                1.250

      (b) Subsequent Pricing Period             1.750

     "Arrangement Fee Letter" means that certain fee letter, dated March 3, 1999, from NationsBank, N.A. and NationsBanc Montgomery Securities LLC, providing for an arrangement fee with respect to the Commitment.

     "Art. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     "Art. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     "Assignment Agreement" has the meaning specified in Section 11.6(d) hereof.

     "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

     "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis, which Advances shall be available at all times during this Agreement.

     "Base Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Base Rate Margin or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Base Rate Margin. The Base Rate Basis shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

     "Business Day" means a day on which commercial banks are open (a) for the transaction of commercial banking business in Dallas, Texas, and (b) with respect to any LIBOR Advance, for the transaction of international commercial banking business (including dealings in Dollar deposits) in London, England.

     "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, and each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each class of member interest in any Person that is a limited liability company.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 as amended from time to time.

     "Change of Control" means the occurrence of any of the following events after the Agreement Date: (a) the sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or Group, (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower,
(c) any Person or Group (other than Robert H. Dedman, Sr.) shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of the Borrower, or (d) during any period of twenty-four consecutive months (excluding, however, any such period during which a public offering of the Capital Stock of the Borrower occurs), individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Commitment" means the commitment of the Lenders, subject to the terms and conditions hereof, to make Advances up to an aggregate principal amount of $200,000,000, as terminated pursuant to Section 2.1(a) hereof.

     "Commitment Letter" means that certain commitment letter, dated March 3, 1999, from NationsBank, N.A. and NationsBanc Montgomery Securities LLC, with respect to the Commitment.

     "Compliance Certificate" means a certificate, signed by an Authorized Signatory, in substantially the form of Exhibit B, appropriately completed.

     "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

     "Controlled Group" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b) or (c) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "Default"  means  an Event of Default and/or any of the events specified in
Section 8.1, hereto regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate Basis then in effect plus 2.00%, (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis then in effect plus 2.00%, or (c) with respect to Eurodollar Rate Advances, the lesser of (i) the Highest Lawful Rate or (ii) the Eurodollar Rate then in effect plus 2.00%.

     "Determining Lenders" means, on any date of determination, any combination of Lenders whose Specified Percentages aggregate more than 50%; provided, however, in the event that the Commitment has been terminated, "Determining Lenders" means, on any date of determination, any combination of Lenders having more than 50% of Advances then outstanding.

     "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend in stock or in the right to acquire stock) on, or the making of any distribution on account of, any Capital Stock of such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any Capital Stock of such Person.

     "Dollar"  or "$" means the lawful currency of the United States of America.

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) depreciation and amortization, plus (c) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations), plus (d) to the extent included in determining Pretax Net Income, non-recurring, non-cash charges, minus (e) to the extent included in determining Pretax Net Income, non-recurring credits, plus (f) to the extent included in determining Pretax Net Income, Net Change in Deferred Membership Revenue.

     "EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBITDA, plus (b) lease expense pursuant to Operating Leases.

     "Eligible  Assignee"  means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.6 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC pursuant to regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination by the PBGC of, or the appointment by the appropriate United States District Court of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Eurodollar Basis" means, with respect to any Eurodollar Rate Advance, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or
(b) the sum of the Adjusted Eurodollar Rate applicable to such Eurodollar Rate Advance plus the Applicable Eurodollar Rate Margin.

     "Eurodollar Rate" means, for any Eurodollar Rate Advance for any Interest Period therefor, the eurodollar rate published by Telerate News Service at approximately 11:00 a.m. (Dallas, Texas time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

     "Eurodollar Rate Advance" means any Advance bearing interest at the Eurodollar Basis.

"Event of Default" means any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "Excluded  Matters"  has  the  meaning  specified in Section 5.9(a) hereof.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial  Statements" has the meaning specified in Section 4.1(j) hereof.

     "Fiscal Month" means a consecutive 28-day period. The first Fiscal Month of the Fiscal Year shall commence on the first day of the Fiscal Year.

     "Fiscal Quarter" means four periods in each Fiscal Year. The first three shall consist of three consecutive Fiscal Months and the last shall consist of four consecutive Fiscal Months. The First Quarter of the Fiscal Year shall commence on the first day of the Fiscal Year.

     "Fiscal Year" means a period commencing on the Wednesday following the last Tuesday in December and ending on the last Tuesday of the following December.

     "Fixed Charges" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (a) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations, but not including amortization of discount on Membership Deposits and amortization of discounts on Indebtedness), plus (b) lease expense under Operating Leases, in each case for the applicable period immediately preceding the date of calculation.

     "Fixed Charge Coverage Ratio" means, for any date of determination (which shall be as of the last day of each Fiscal Quarter), the ratio of (a) the sum of
(i) EBITDAR minus (ii) Maintenance Capital Expenditures to (b) Fixed Charges, in each case for the immediately preceding four Fiscal Quarters.

     "Form  1001"  has  the  meaning  specified in Section 2.13(e)(i)(B) hereof.

     "Form  4224"  has  the  meaning  specified in Section 2.13(e)(i)(A) hereof.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

     "Group" means any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act or any successor provision thereto.

     "Guarantor" means each direct and indirect Subsidiary of the Borrower which executes a Subsidiary Guaranty.

     "Guaranty" or "Guaranteed", means (a) as applied to an obligation of another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain the net worth, working capital, earnings or other financial performance of another Person; provided, however, Guaranty does not mean the endorsement of instruments for collection or deposit in the ordinary course of business.

     "Hazardous Substance" means any hazardous, dangerous or toxic substance or material in the meaning of any Law.

     "Hedge Agreements" means any and all non-speculative agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates, forward rates applicable to such party's assets, commodity prices (including commodity hedging agreements), liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. 1D.003, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. 1D.008; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. 1D.009(a) and
(b)  shall  control  for  purposes  of  such  determination,  as  applicable.

     "Increased  Advance Costs" has the meaning specified in Section 9.3 hereof.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (f) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Hedge Agreements, (g) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV or ERISA,
(h) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (i) the principal portion of all obligations of such Person under any Synthetic Lease, and (j) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

     "Indemnified  Matters"  has the meaning specified in Section 5.9(a) hereof.

     "Indemnitees"  has  the  meaning  specified  in  Section  5.9(a)  hereof.

     "Initial Advance Date" means the date of the initial Advance under this Agreement.

     "Initial Pricing Period" means the period from and including the Agreement Date to and including the Rate Adjustment Date.

     "Institutional Debt" means unsecured indebtedness for borrowed money which may be raised by the Borrower in the private placement or public debt markets pursuant to terms satisfactory to the Determining Lenders.

     "Interest Period" means the period beginning on the day any (a) LIBOR Advance is made and ending one, two or three months thereafter (as the Borrower shall select) or (b) Eurodollar Rate Advance is made and ending up to twenty-nine days thereafter (as the Borrower shall select); provided, however, that:

(1) with respect to any LIBOR Advance, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(2) with respect to any LIBOR Advance, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(3) there shall be outstanding at any one time no more than ten Interest Periods in the aggregate.

     "Investment" means any direct or indirect purchase or other acquisition of, capital stock or other securities of, or beneficial interest in, any other Person which is not an Acquisition, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "Investment Policy" means those investments permitted to be made by the Borrower and its Subsidiaries set forth in the Investment Policy of the Borrower attached hereto as Schedule 8, as such Investment Policy may be amended with the consent of the Board of Directors of the Borrower after the Agreement Date, but only to the extent that such amendments are approved in writing by the Determining Lenders.

     "Law" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Eligible Assignee that hereafter becomes a party hereto pursuant to Section 11.6 hereof, subject to the limitations set forth therein.

     "Leverage Ratio" means, for any date of calculation (which shall be as of the last day of each Fiscal Quarter), the ratio of Total Debt as of the date of determination to EBITDA calculated for the four consecutive Fiscal Quarters ending on the date of calculation. For purpose of calculation of the Leverage Ratio only, with respect to assets not owned at all times during the four Fiscal Quarters immediately preceding the date of calculation of EBITDA, there shall be
(i) included in EBITDA the proforma EBITDA (but calculated to exclude any increase in EBITDA which would be the result of any expenses that the Borrower projects to be eliminated by such proposed acquisition) of any assets acquired during any such four Fiscal Quarters and (ii) excluded from EBITDA the EBITDA of any assets disposed of during any of such Fiscal Quarters.

     "LIBOR  Advance"  means  any  Advance  bearing interest at the LIBOR Basis.

     "LIBOR Basis" means, with respect to any LIBOR Advance, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Adjusted LIBOR Rate applicable to such LIBOR Advance plus the Applicable LIBOR Rate Margin.

     "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 2 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by written notice to the Borrower and the Administrative Agent.

     "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected, excluding (a) Liens securing Indebtedness among the Obligors, provided that such Indebtedness is subordinated to the Obligations in a manner satisfactory to the Determining Lenders and (b) Liens to secure Indebtedness of any Non-Guarantor owed to any Obligor.

     "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

     "Loan Documents" means this Agreement, the Notes, any Subsidiary Guaranty, the Arrangement Fee Letter, the Administrative Agent Fee Letter, the Commitment Letter, any Hedge Agreement with any Lender or an Affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Borrower and any of its Subsidiaries or any other Person in connection herewith or as security for the Obligations.

     "Maintenance Capital Expenditures" means, for any date of determination, an amount equal to the product of (a) 5% multiplied by (b) gross revenue of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, calculated for the four consecutive Fiscal Quarters ending on the date of calculation.

     "Material Adverse Effect" means any act or circumstance or event that (a) could reasonably be expected to be material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect (i) the validity or enforceability of any Loan Document, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to perform their respective Obligations under the Loan Documents, or (iii) the Rights of the Lenders or the Administrative Agent under any of the Loan Documents.

     "Maturity Date" means March 29, 2004, or the earlier date of termination in whole of the Commitment pursuant to Section 8.2 hereof.

     "Membership Deposits" means the advance initiation deposits paid to Subsidiaries of the Borrower by members of Subsidiaries of the Borrower upon their acceptance as a member of Subsidiaries of the Borrower, and as reported in accordance with GAAP.

     "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NationsBank" means NationsBank, N.A., a national banking association, in its capacity as a Lender.

     "Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary to enable the Borrower or any of its Subsidiaries to maintain and operate its business and properties.

     "Negative Pledge" means any agreement, contract or other arrangement whereby the Borrower or any of its Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Administrative Agent for the benefit of the Lenders under this Agreement.

     "Net Cash Proceeds" means, with respect to any sale, transfer or issuance of Indebtedness or Capital Stock to any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and expenses, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements).

     "Net Change in Deferred Membership Revenue" means, for any period, the net change during such period in current and non-current deferred membership revenue and related expenses in respect of Membership Deposits.

     "Net Income" means net earnings (or deficit) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Net Tangible Assets" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, an amount equal to the total assets of the Borrower and its Subsidiaries minus goodwill and any other items that are classified as intangibles in accordance with GAAP.

     "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, total stockholders' equity.

     "Non-Guarantors" means the Subsidiaries of the Borrower which are not Guarantors. The Borrower may designate a Guarantor as a Non-Guarantor (in which case such Subsidiary shall be released from its obligations in respect of the Subsidiary Guaranty by the Administrative Agent) and a Non-Guarantor as a Guarantor (in which case such Subsidiary shall execute a Subsidiary Guaranty and deliver such certificates and documents related thereto as shall be required by the Administrative Agent) by written notice to the Administrative Agent; provided, however, at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, however, notwithstanding the above, the following Subsidiaries shall at no time be Non-Guarantors: Club Corporation of America, a Delaware corporation, Club Resorts Holding, Inc., a Nevada corporation, and The International Group of Club Corp., a Nevada corporation.

     "Notes" means the promissory notes of Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "Notice  of  Borrowing" has the meaning specified in Section 2.2(a) hereof.

     "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b) hereof.

     "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower or any other Obligor to any Lender, the Administrative Agent or any Affiliate of any Lender under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender, the Administrative Agent or any Affiliate of any Lender may suffer by reason of a breach by the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any other Obligor under any Loan Document.

     "Obligor"  means  the  Borrower  and  each  Guarantor.

     "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "Other  Taxes"  has  the  meaning  specified  in  Section  2.13(b)  hereof.

     "Ownership Information" has the meaning specified in Section 11.6(j) hereof.

     "Participants"  has  the  meaning  specified  in  Section  11.6(c)  hereof.

     "Participations"  has  the  meaning  specified  in  Section 11.6(c) hereof.

     "Payment Date" means the last day of the Interest Period for any LIBOR Advance or Eurodollar Rate Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted  Liens"  means,  as  applied  to  any  Person:

(2) Any Lien in favor of the Administrative Agent to secure the Obligations hereunder;

(3) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

(4) Liens of carriers, warehousemen, mechanics, laborers, landlords and materialmen and other similar Liens incurred in the ordinary course of business or by operation of Law for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(5) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other social security programs or similar legislation;

(6) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

(7) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to operating leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

(8) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

(9) Liens incurred or deposits made to secure the performance of bids, tenders, leases, trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(10) Any leases or subleases currently in effect, entered into in the ordinary course of business or entered into in compliance with the Loan Documents;

(11) Any Liens which are described on Schedule 3 hereto (and any replacement, extension or renewal thereof), and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower; and

(12) Liens created to secure the purchase price of assets acquired (or existing on property at the time such property is acquired) by such Person, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition or which exists against such assets at the time of acquisition thereof or within 180 days thereafter, provided that (i) each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired (and the proceeds thereof), (ii) the aggregate principal amount of Indebtedness outstanding at any time secured by any Liens (including, without limitation, clause (j) above) shall not exceed 15% of Net Tangible Assets, and (iii) the aggregate consideration paid for such assets does not exceed 100% of the fair market value of such assets.

     "Permitted Secured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries secured by Liens described in clauses (j) and (k) of the definition of Permitted Liens.

"Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

     "Pretax Net Income" means net profit (or loss) before taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Prime Rate" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

     "Quarterly Date" means the last day of each March, June, September and December, beginning June 30, 1999.

     "Rate Adjustment Date" means the date which is the earlier of (a) ninety days from the Agreement Date or (b) the Syndication Commencement Date.

     "Reference Lender" means NationsBank; provided that if NationsBank shall cease to be the Administrative Agent hereunder, NationsBank shall cease to be the Reference Lender, and the new Administrative Agent (after consultation with the Borrower) shall, with notice to the Borrower and the Lenders, designate itself as the Reference Lender.

     "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of Advances, and which such Advances do not result in an increase in the aggregate amount of outstanding Advances. Each Advance, except the initial Advance, shall be a Refinancing Advance.

     "Register"  has  the  meaning  specified  in  Section  11.6(j)  hereof.

     "Regulatory  Modification" has the meaning specified in Section 9.5 hereof.

     "Release Date" means the date on which the Notes have been paid in full, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Reportable  Event"  has the meaning set forth in Section 4043(c) of ERISA.

     "Reserve Requirement " means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate or Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Advances or Eurodollar Rate Advances. The Adjusted LIBOR Rate and Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Responsible Officer" means, of any Person, the President, chief operating officer, chief executive officer, chief financial officer, chief accounting officer or treasurer of such Person.

     "Restricted Payments" means, collectively, (a) Dividends, and (b) any payment or prepayment of principal, premium or penalty on any Indebtedness of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Indebtedness (including, without limitation, the setting aside of assets or the deposit of funds therefor) other than payment of principal of Indebtedness at regularly scheduled maturities.

     "Revolving Credit Agreement" means that certain Credit Agreement, dated as of May 27, 1998, among the Borrower, the lenders named therein, Credit Lyonnais New York Branch and First Union National Bank, as Co-Agents, and NationsBank, N.A., as Administrative Lender, as amended, restated, and supplemented from time to time.

     "Rights"  means  rights,  remedies,  powers  and  privileges.

     "Secured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries secured by Liens.

     "Solvent" means, with respect to any Person, that as of the date of determination, (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

     "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on Schedule 1 hereto as its Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of February 10, 1999, among Meditrust Corporation, Meditrust Operating Company and Golf Acquisitions, L.L.C., as amended, modified or supplemented.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate or other Person of which (or in which) more than 50% of:

     (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency),

     (b) the interest in the capital or profits of such partnership or joint venture,

     (c)     the  beneficial  interest  of  such  trust  or  estate,  or

     (d)     the  equity  interest  of  such  other  Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries; provided, however, notwithstanding anything above to the contrary, Subsidiary shall also mean and include any other Person the financial results of which are consolidated with the financial results of the Borrower pursuant to GAAP.

     "Subsidiary Guaranty" means a guaranty, substantially in the form of Exhibit D hereto, executed by each direct and indirect Subsidiary of the Borrower, as amended, supplemented, modified, renewed or otherwise restated from time to time.

     "Syndication Commencement Date" means the date that the Administrative Agent, or an Affiliate thereof, notifies the Borrower that it has commenced syndication of this Agreement to other Lenders, which date shall be no sooner than sixty days after the Agreement Date and no later than ninety days after the Agreement Date.

     "Synthetic Lease" means any synthetic lease, tax retention generating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

     "Tangible Net Worth" means the sum of the following for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP,
(a) Net Worth, minus (b) the sum of the following (without duplication in respect of items already deducted in arriving at Net Worth): the book value of all assets which would be treated as intangible assets under GAAP, including without limitation, goodwill, trademarks, copyrights, patents, organizational expense and experimental expense, deferred assets, unamortized debt discount and expense, any write-up in the book value of assets resulting from the revaluation thereof subsequent to December 31, 1997.

     "Taxes"  has  the  meaning  specified  in  Section  2.13(a)  hereof.

     "Total Debt" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis, to the extent that the following would appear as a liability upon the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) Capitalized Lease Obligations, and (v) Membership Deposits.

     "Transaction" means the acquisition by one or more Subsidiaries of the Borrower of certain properties being sold by Meditrust Corporation and Meditrust Operating Company, such properties being owned by Meditrust Golf Group, Inc., Meditrust Golf Group II, Inc., and The Cobblestone Golf Companies, Inc. (such companies, collectively, the "Acquired Companies", and such properties, collectively, the "Acquired Properties"), such properties being more particularly described on Schedule 7 hereto.

     "Transaction Documents" means the Stock Purchase Agreement and all other contracts, agreements or documents executed or delivered in connection with the Transaction.

     "Tribunal" means any (a) state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority or (b) private arbitration board or panel.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

     "Unsecured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries other than Secured Indebtedness.

     "Voting Power" means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or persons performing similar functions).

     "Year  2000  Compliant" has the meaning specified in Section 4.1(x) hereof.

Section 1.2 Amendments and Renewalsand Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to Section 11.11 hereof.

Section  1.3     Construction2Construction.  The terms defined in this Article 1
(except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.


                                    ARTICLE 2

     Advances

Section  2.1     The  Advances.

(a) Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Advances to the Borrower on the Initial Advance Date, in an aggregate amount not to exceed its Specified Percentage of the Commitment, for the purposes set forth in Section 5.8 hereof. Immediately upon the making of the Advances on the Initial Advance Date, the Commitment shall be automatically terminated. Advances may not be repaid or reborrowed other than as Refinancing Advances as a result of a conversion or continuance

(b)     Any  Advance shall, at the option of the Borrower as provided in Section
2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of Article 9 hereof), be made as a Base Rate Advance, a Eurodollar Rate Advance or a LIBOR Advance; provided that there shall not be outstanding, at any one time, more than ten LIBOR Advances and Eurodollar Rate Advances.

Section  2.2     Manner  of  Borrowing  and  Disbursement

(a) In the case of the initial Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent prior to (i) 11:00 a.m., Dallas, Texas time, on the date of the proposed initial Advance if it is to be a Base Rate Advance, (ii) 11:00 a.m., Dallas, Texas time, three Business Days prior to the date of the proposed initial Advance if any portion of it is to be a LIBOR Advance, or (iii) 11:00 a.m., Dallas, Texas time, two Business Days prior to the date of the proposed initial Advance if any portion of it is to be a Eurodollar Rate Advance, irrevocable written notice or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit E hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) of its intention to borrow the initial Advance hereunder. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day.

(b) Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to Eurodollar Rate Advances or LIBOR Advances and all or any part of the outstanding LIBOR Advances or Eurodollar Rate Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance or a Eurodollar Rate Advance, to continue all or any portion of such LIBOR Advance or such Eurodollar Rate Advance equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Advance or a Eurodollar Rate Advance and the succeeding Interest Period(s) of such continued LIBOR Advance or such Eurodollar Rate Advance shall commence on the last day of the Interest Period of the LIBOR Advance or Eurodollar Rate Advance to be continued; provided, however, (A) LIBOR Advances and Eurodollar Rate Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and (B) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance or a Eurodollar Rate Advance when any Default or Event of Default has occurred and is continuing. Not later than 11:00 a.m., Dallas, Texas time on the date of any proposed continuation of or a conversion to a Base Rate Advance or a Eurodollar Rate Advance, not later than 11:00 a.m., Dallas, Texas time at least two Business Days prior to any proposed continuation of or conversion to a LIBOR Advance, and not later than 11:00 a.m., Dallas, Texas time at least three Business Days prior to any proposed continuation of or conversion to a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit F hereto (a "Notice of Continuation/Conversion") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued, (iii) in the case of a conversion to, or a continuation of, a LIBOR Advance or a Eurodollar Rate Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or a Eurodollar Rate Advance or continuation of a LIBOR Advance or a Eurodollar Rate Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(d) prior to the expiration of any then-relevant Interest Period with respect to any LIBOR Advance or any Eurodollar Rate Advance, the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance or such Eurodollar Rate Advance be converted to a Base Rate Advance in the same principal amount.

(c) Minimum Amount. The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000. The aggregate amount of LIBOR Advances or Eurodollar Rate Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at  least  $5,000,000  and  which  is  an  integral multiple of $1,000,000.

(d) Notice and Disbursement. The Administrative Agent shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Each Lender shall, not later than 2:00 p.m., Dallas, Texas time, on the Initial Advance Date of any Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the Initial Advance Date, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Advances shall be made by each Lender according to its Specified Percentage.

Section  2.3     Interest.

(a)  On  Base  Rate  Advances.

(i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance from the date such Base Rate Advance is made until such Base Rate Advance is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

(ii) Subject to Section 11.9 hereof, interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

(b)     On  LIBOR  Advances.

(i) The Borrower shall pay interest on the outstanding unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Administrative Agent, whose determination shall be controlling in the absence of demonstrable error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding, conversion or continuation date and shall notify the Borrower and the Lenders of such LIBOR Basis. The Administrative Agent shall, at the request of the Borrower, furnish such information concerning the calculation of the LIBOR Basis as the Borrower may reasonably request.

(ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date.

(c)     On  Eurodollar  Rate  Advances.

(i) The Borrower shall pay interest on the outstanding principal amount of each Eurodollar Rate Advance, from the date of such Eurodollar Rate Advance is made until it is due (whether at maturity, by reason of acceleration or otherwise) and repaid, at an interest rate per annum equal to the Eurodollar Basis for such Eurodollar Rate Advance, but in no event higher than the Highest Lawful Rate.

(ii) Subject to Section 11.9 hereof, interest on each Eurodollar Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the maturity date of each Eurodollar Rate Advance and on the Maturity Date.

(d) Interest After an Event of Default. (i) Subject to Section 11.9 hereof, after an Event of Default (other than an Event of Default specified in Section 8.1(e) or (f) hereof) and during any continuance thereof, at the option of the Determining Lenders and after written notice to the Borrower by the Administrative Agent, and (ii) after an Event of Default specified in Section 8.1(e) or (f) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Determining Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances or to exercise any other rights or remedies under the Loan Documents to charge interest at the Default Rate. The Lenders shall not be required to give notice to the Borrower of the decision to charge interest at the Default Rate.

Section 2.4 Fees. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of (a) the Administrative Agent, the fees on the dates and in the amounts specified in the letter agreement (the "Administrative Agent Fee Letter"), dated as of the Agreement Date, between the Borrower and the Administrative Agent, and (b) NationsBank, N.A. and NationsBanc Montgomery Securities LLC the fees specified in the Arrangement Fee Letter on the dates and in the amounts specified therein.

Section  2.5     Prepayments

(a) Voluntary Prepayments. Upon one Business Day's prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, Base Rate Advances may be voluntarily prepaid without premium or penalty. Upon two Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, LIBOR Advances and Eurodollar Rate Advances may be voluntarily prepaid, without premium or penalty, but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.8 hereof. Any notice of prepayment shall be irrevocable.

(b) Prepayment from Sales of Capital Stock. Provided that the Determining Lenders (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement have waived any Event of Default (as defined in the Revolving Credit Agreement) that may occur under Section 7.1(i) of the Revolving Credit Agreement as a result of the existence of this Section 2.5(b), concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower or any of its Subsidiaries of any Capital Stock, the Borrower shall prepay the Advances in an aggregate principal amount equal to 50% of such Net Cash Proceeds. The Borrower shall be required to reimburse each Lender for any loss, cost or expense incurred by each Lender in connection with any such prepayment in accordance with Section 2.8 hereof.

(c) Prepayment for the Issuance of Institutional Debt. Concurrently with the receipt of Net Cash Proceeds from the issuance of Institutional Debt by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Advances in an aggregate principal amount equal to 100% of such Net Cash Proceeds. The Borrower shall be required to reimburse each Lender for any loss, cost or expense incurred by each Lender in connection with any such prepayment in accordance with Section 2.8 hereof.

(d) Payments, Generally. Any prepayment of any Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000. Any voluntary partial payment of a LIBOR Advance or a Eurodollar Rate Advance shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.8 hereof.

Section 2.6 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender prior to the Initial Advance Date (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from (a) the Lender, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate, or (b) the Borrower, at the per annum rate applicable at the time to such Advance. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder. The failure or refusal by any Lender to make available to the Administrative Agent the proceeds of any Advance shall not relieve any Lender from its several obligation hereunder to make its Specified Percentage of any requested Advance available to the Administrative Agent.

Section  2.7     Payment  of  Principal  of  Advances.

(a) Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances shall be due and payable on the Maturity Date.

(b) Eurodollar Rate Advances. To the extent not otherwise required to be paid earlier as provided herein, the outstanding principal amount of each Eurodollar Rate Advance shall be due and payable on its maturity date pursuant to Section 2.2(c)(ii) hereof.

Section 2.8 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance or Eurodollar Rate Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), (b) any prepayment for any reason of any LIBOR Advance or Eurodollar Rate Advance in whole or in part (including, but not limited to, a prepayment pursuant to Section 9.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance or such Eurodollar Rate Advance or (c) any prepayment of any of its LIBOR Advances or Eurodollar Rate Advances that is not made on any date specified in a notice of prepayment given by the Borrower, the Borrower agrees to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such losses (including loss of anticipated profits) and reasonable out-of-pocket expenses, subject to Section 11.9 hereof. A certificate as to any amounts payable to any Lender under this Section 2.8 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error.

Section  2.9     Manner  of  Payment.

(a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

(b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

(d) If some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall apply such amounts in the following order of priority; (i) to the payment of the Administrative Agent's expenses incurred on behalf of the Lenders then due and payable, if any;
(ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable; (iv) the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable.

Section  2.10     LIBOR  Lending  Offices.  Each Lender's initial
LIBOR Lending Office is set forth opposite its name in Schedule 2 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office.

Section 2.11 Sharing of Payments of Payments. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to Sections 2.4(a), 2.4(b), 2.13, 9.3 or 9.5 hereof) in excess of its Specified Percentage, then such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to its Specified Percentage; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.12 Calculation of LIBOR Rate and Eurodollar Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance or Eurodollar Advance as it sees fit.

Section  2.13  Taxes.

(a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.9 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it has its applicable lending office or any political subdivision thereof; (ii) taxes imposed by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph
(e) of this Section 2.13; (iii) in the case of any Lender, any taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents; and (iv) taxes, levies, imposts, deductions, charges, withholdings and liabilities which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct of the Administrative Agent or any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, to the extent not prohibited by Applicable Law, (x) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount of Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than those described in clauses (iii) and (iv) of the first sentence of Section 2.13(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

(c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Agent. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. For purposes of this Section 2.13 the terms "United States" and "United States Person" shall have the meanings set forth in
Section  7701  of  the  Code.

(e)     Each  Lender  which  is  not  a United States Person hereby agrees that:

(i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) and at such times as necessary in the reasonable determination of the Borrower, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative
Agent:

(A) if any lending office is located in the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor form thereto ("Form 4224"),

(B) if any lending office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor form thereto ("Form 1001"),

in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such lending office or lending offices under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax;

(ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, but only to the extent the forms previously delivered by it hereunder are not effective with respect to such changed or additional lending office or lending offices, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

(A) if such changed or additional lending office is located in the United States, two (2) accurate and complete signed originals of Form 4224; or

(B)     otherwise,  two (2) accurate and complete signed originals of Form 1001,

in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such changed or additional lending office under this Agreement or any other Loan Document free from deduction of withholding of United States federal income tax;

(iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax, in replacement for the forms previously delivered by such Lender;

(iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

(v) it shall notify the Borrower promptly after any event (including an amendment to or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments under this Agreement without any deduction or withholding of United States federal income tax; and

(vi) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender.

(f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section  2.13  shall  survive  the  payment  in  full  of  the  Obligations.

(g) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), and (ii) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender; provided, however, no Lender nor the Administrative Agent shall be obligated by reason of this Section 2.13(g) to (a) disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning or (b) contest the payment of any Taxes or Other Taxes. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this Section 2.13 and the Lender or the Administrative Agent receives a refund of any or all of such sums, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time. At such time, if any, that such Default or Event of Default is cured or waived, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower.


                                    ARTICLE 3

                              Conditions  Precedent

Section 3.1 Conditions Precedent to the Initial Advance. The obligation of each Lender to make the initial Advance is subject to (i) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance reasonably satisfactory to each Lender, with a copy (except for the Notes and this Agreement) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

(a) A loan certificate of each Obligor required by the Administrative Agent to be delivered certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying, in the case of any such Obligor, that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles or certificate of incorporation or other organizational documents of such Obligor, certified to be true, complete and correct by the secretary of state of its state of organization, (ii) a copy of a certificate of good standing and a certificate of existence for its state of organization and, in the case of any such Obligor, each state in which the nature of its business requires it to be qualified to do business, (iii) a copy of such Obligor's bylaws, partnership agreement or similar document, certified to be true, complete and correct by its secretary or general partner, as the case may be, and (iv) a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by such Obligor;

(b) a certificate of incumbency with respect to each Authorized Signatory of each Obligor not required to be delivered pursuant to clause (a) immediately above, together with a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by such Obligor;

(c) a duly executed Note, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

(d) opinions of counsel to each Obligor addressed to the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, dated the Agreement Date, and covering certain of the matters set forth in Sections 4.1(a), (b), (c), (h), (m), (n) and (p) and such other matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

(e) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the Agreement Date;

(f) evidence that all proceedings of each Obligor taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and Special Counsel; and the Administrative Agent shall have received copies of all documents or other evidence which the Administrative Agent or Special Counsel may reasonably request in connection with such transactions;

(g) any fees or any expenses required to be paid pursuant to Section 2.4(c) hereof, the Administrative Agent Fee Letter and the Arrangement Fee Letter;

(h) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all
     Liens against assets of the Borrower and its Subsidiaries other than Permitted Liens (or written agreements from each holder of such Liens to promptly execute such Termination Statements);

(i) all Indebtedness of the Borrower and its Subsidiaries not otherwise permitted pursuant to Sections 7.1 and 7.2 hereof shall have been (or shall be consummated simultaneously with the initial Advance hereunder) refinanced or repaid in full and all obligations of the Borrower and its Subsidiaries under such Indebtedness shall terminate;

(j) the Compliance Certificate, duly executed as of the Fiscal Year ended December 29, 1998, evidencing that no Default or Event of Default would have occurred at the end of such Fiscal Year had this Agreement been in effect at such time and had the Transaction occurred at such time;

(k) the duly executed Subsidiary Guaranty executed by all Guarantors (which shall be all Subsidiaries of the Borrower which are not Non-Guarantors);

(l)      the  Schedule  of  Non-Guarantors  in  the  form of Schedule 10 hereto;

(m) all Transaction Documents, which shall be on terms and conditions acceptable to the Determining Lenders;

(n) the Transaction shall have occurred contemporaneously pursuant to the terms and conditions of the Transaction Documents;

(o) (i) financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 29, 1998, audited by independent public accountants of recognized standing, (ii) unaudited financial statements of each of the Acquired Companies for the fiscal year ended December 31, 1998, (iii) a pro forma balance sheet of the Borrower and its Subsidiaries, taking into account the Transaction as if the Transaction had occurred on December 29, 1998, and reflecting estimated purchase price accounting adjustments, and (iv) such other information relating to the Transaction, in each case in form and substance satisfactory to the Administrative Agent;

(p) all requisite approvals or consents of all Tribunals or third parties with respect to the Transaction and other transactions hereby to the extent required shall be obtained;

(q) after giving effect to the Transaction, there shall have occurred no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole since December 29, 1998;

(r)      there  shall  exist  no  Default  or  Event  of  Default  hereunder;

(s) no order, judgment, injunction or decree of any Tribunal shall purport to enjoin or retain any Lender from making an Advance;

(t) all representations and warranties of the Borrower under this Agreement shall be true and correct, both before and after giving effect to the application of the proceeds of the Advance;

(u) There shall be no Litigation pending against, or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

(v) in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby.

Section 3.2 Conditions Precedent to Conversions and Continuations. The obligation of each Lender to convert any existing Advance into an Advance of another type or continue any LIBOR Advance or Base Rate Advance is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such conversion or continuation:

(a) all of the representations and warranties of the Borrower under this Agreement shall be true and correct, both before and after giving effect to continuation or conversion;

(b) there shall not exist a Default or Event of Default hereunder and no Default or Event of Default would result from the making of such conversion or continuation;

(c) no order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender from converting or continuing any Advance;

(d) there shall be no Litigation pending against, or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

(e) after giving effect to the Transaction, there shall have occurred no material adverse change in the business, assets, operations, prospects or conditions (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 29, 1998.


                                    ARTICLE 4

                       Representations  and  Warranties

Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

(a) Organization; Power; Qualification. As of the Agreement Date (but treating the Transaction as having occurred), the respective jurisdiction of organization or incorporation of the Borrower and its Subsidiaries and the percentage ownership by the Borrower and its Subsidiaries of any Subsidiary listed on Schedule 4 are true and correct. All of the outstanding Capital Stock of the Borrower and its Subsidiaries is validly issued, fully paid and non-assessable. Each of the Borrower and its Subsidiaries is a corporation or other legal Person duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Borrower and its Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is authorized to do business and is duly qualified and in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization. The Borrower has legal power and has taken all necessary legal action to authorize it to borrow hereunder and enter into the Transaction. Each of the Borrower and its Subsidiaries has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or its Subsidiary executing it. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any such Subsidiary).

(c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other applicable organizational documents of the Borrower or any of its Subsidiaries, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which they or their respective properties may be bound, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

(d) Business. The Borrower is a holding company, and its Subsidiaries are engaged primarily in the operation of private clubs (including city, city/athletic, athletic and country clubs), resorts, golf clubs and public golf facilities through sole ownership, partial ownership (including joint venture interests) and management agreements and other activities related thereto, including, but not limited to, the hospitality business.

(e) Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions. The Borrower and its Subsidiaries are and will continue to be in compliance with all provisions thereof, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which could reasonably be expected to have a Material Adverse Effect. No
Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all respects with all Applicable Laws (including, without limitation, all Applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(g) Title to Properties. The Borrower and its Subsidiaries have good title to, or a valid leasehold or subleasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens and other Liens for which releases and UCC-3 Termination Statements have been obtained pursuant to Section 3.1(h) hereof) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries, except for Indebtedness with respect to which the requirements of
Section 3.1(h) hereof have been satisfied. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

(h) Litigation. Except as disclosed in writing to the Lenders prior to the Agreement Date, as of the Agreement Date there is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed in an aggregate amount (excluding liabilities for which credit worthy insurance companies have acknowledged coverage) exceeds $1,000,000.

(i) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed, or extensions have been timely filed, and all Taxes shown to be due and payable on such returns, have been paid, unless the same are being diligently contested in accordance with Section 5.6 hereof. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their Taxes are, in the reasonable judgment of the Borrower, adequate.

(j)     Financial  Statements;  Material  Liabilities.

(i) The Borrower has heretofore delivered to Lenders the audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 29, 1998, and the related statements of earnings and changes in shareholders' equity and statement of cash flows for the Fiscal Year then ended (the "Financial Statements"). The Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the combined results of operations and cash flows for the period covered thereby.

(ii) The projected financial statements of the Borrower and its Subsidiaries, delivered to the Lenders prior to or on the Agreement Date are based on good faith estimates and assumptions made by the management of the Borrower and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

(iii) The financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.1 and 6.2 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Borrower and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP.

(k) No Adverse Change. Since December 29, 1998, no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

(l) ERISA. Each Plan of the Borrower and its Controlled Group (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any Tribunal, the failure of which to file could reasonably be expected to result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or
Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date by an amount which could reasonably be expected to have a Material Adverse Effect. There are no pending, or to the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect. Any Plan that is a welfare benefit plan within the meaning of 3(1) of ERISA maintained or contributed by the Borrower or any member of its Controlled Group and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment may be terminated by the Borrower or any member of its Controlled Group at any time without liability other than liability that could not reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with the provisions of Parts 6 and 7 of subtitle B of Title I of ERISA, as amended, and the regulations thereunder, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

(m) Compliance with Regulations T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System. No more than 25% of the assets of the Borrower and its Subsidiaries are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will take any action which might cause the Borrower, the Lenders, this Agreement or any other Loan Document to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Neither the making of any Advances nor the application of any proceeds thereof will violate, or be inconsistent with, the provisions Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(n) Required Consents. The Borrower and its Subsidiaries are not required to obtain any material Necessary Authorization on or prior to the Agreement Date that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder.

(o) Absence of Default. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their certificate of incorporation, by-laws and other organizational documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their respective properties is bound, the result of which with respect to any default set forth in clause (ii) could reasonably be expected to have a Material Adverse Effect.

(p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other Tribunal pursuant to any provisions of such act.

(q) Environmental Matters. The Borrower does not have any knowledge or reason to believe that any Hazardous Substance has been placed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal or to any remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have not failed to obtain and comply with any permits, licenses or similar authorizations required to be obtained by reason of any Applicable Environmental laws with respect to any real property owned or leased by the Borrower or any of its Subsidiaries, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The Borrower has no current actual knowledge that any Hazardous Substances have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect.

(r) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than under the Arrangement Fee Letter and as set forth in Section 2.4 hereof) with respect to the making of the Commitment or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

(s) Intellectual Property. The Borrower and its Subsidiaries have collectively obtained or applied for or licensed or otherwise obtained the right to use all patents, trademarks, service marks, trade names, copyrights, and other rights, free from Liens (except Permitted Liens), that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any of its Subsidiaries infringes any valid and enforceable patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to have a Material Adverse Effect.

(t) Disclosure. All information, reports, financial statements, exhibits and schedules furnished in writing by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents is, and all other such written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate in all material respects (or, in the case of projections based on reasonable estimates and assumptions) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower hereof in connection with the transactions contemplated hereby or thereby.

(u) Solvency. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

(v) Labor Relations. Except as set forth on Schedule 9 hereto, neither the Borrower nor any of its Subsidiaries is a party to a collective bargaining agreement or similar agreement, and the Borrower and each Subsidiary is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees. There are no arrears in the payment of wages, withholding or social securities taxes, unemployment insurance premiums or other similar obligations of the Borrower or any of its Subsidiaries or for which the Borrower or any such Subsidiary may be responsible other than in the ordinary course of business. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any of its Subsidiaries.

(w) Common Enterprise. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 4.1(d) hereof. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower and its Subsidiaries expect to derive benefit (and the boards of directors of the Borrower and its Subsidiaries have determined that the Borrower and its Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

(x) Year 2000 Compliance. The Borrower has (i) undertaken a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999),  and  (ii)  developed  a  plan  and timeline for addressing the Year 2000
Problem on a timely basis. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of any continuation or conversion of an Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                                    ARTICLE 5

                                General Covenants

     Prior  to  the  Release  Date:

Section 5.1 Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each of its Subsidiaries to:

(a) except as otherwise permitted pursuant to Section 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

(b) except as otherwise permitted pursuant to Section 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Subsidiaries shall (a) engage primarily in the businesses set forth in
Section 4.1(d) hereof, and (b) comply in all material respects with the requirements of all Applicable Law, including, without limitation, all Applicable Environmental Laws.

Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained all its properties (whether owned or held under lease) in adequate operating condition and repair for purposes of their current use with due regard to the age thereof, taken as a whole, subject to ordinary wear and tear, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets.

Section 5.5 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all material taxes to which they are subject prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon any of its properties; except that no such tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as any Lien related thereto is a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each of its Subsidiaries to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time after reasonable notice by the Administrative Agent or any Lender to (a) visit and inspect the properties of the Borrower and its Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable, (b) review, inspect and make extracts from and copies of the Borrower's and each such Subsidiary's books and records, and (c) discuss with the Borrower's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects, provided that such representatives of the Administrative Agent or any Lender shall keep confidential all information obtained pursuant to this Section 5.7 to the extent required by Section 11.14. The Borrower shall pay the reasonable out-of-pocket expenses related to inspections and reviews performed (a) at any time by the Administrative Agent, and (b) after the occurrence and during the continuance of an Event of Default, by each Lender. Except after the occurrence and during the continuance of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender without any requirement for reasonable notice.

Section 5.8 Use of Proceeds. The proceeds of the Advances shall be used by the Borrower to (a) consummate the Transaction and (b) pay certain fees and expenses related to the Transaction.

SECTION  5.9     INDEMNITY.

(a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, TRUSTEES, AGENTS, ATTORNEYS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE OUT-OF-POCKET EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT, TORT OR OTHERWISE, AND WHETHER ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER), RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING THERETO, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (I) ANY CLAIM OR LIABILITY THAT IS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS ADMITTED IN WRITING BY SUCH INDEMNITEE OR FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II)
MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR INDEMNITEE OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR INDEMNITEE OR ITS MANAGEMENT (COLLECTIVELY, EXCEPT FOR THE MATTERS REFERRED TO CLAUSES (I) OR (II) ABOVE, "INDEMNIFIED MATTERS", AND THE MATTERS REFERRED TO IN CLAUSES (I) OR (II) ABOVE, COLLECTIVELY, "EXCLUDED MATTERS").

(b) WITHOUT DUPLICATION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE OUT-OF-POCKET LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED THAT SUCH INDEMNITEE SHALL PROVIDE ADEQUATE DOCUMENTATION OF SUCH EXPENSES; PROVIDED, FURTHER, THAT IF AN INDEMNITEE IS REIMBURSED HEREUNDER FOR SUCH AMOUNT, THE AMOUNT SO PAID SHALL BE REFUNDED TO THE BORROWER IF AND TO THE EXTENT IT IS FINALLY JUDICIALLY DETERMINED THAT THE INDEMNIFIED MATTER IN QUESTION WAS AN EXCLUDED MATTER. THE REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS SECTION 5.9 SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS AND SHALL CONTINUE WITH RESPECT TO ANY LENDER THAT MAY ASSIGN ALL OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS.

Section 5.10 Environmental Law Compliance. In addition to and without limiting the generality of Section 5.2 hereof, the use which the Borrower or any of its Subsidiaries make of any real property which is owned or leased by it will not result in the disposal or other release of any Hazardous Substance or solid waste on or to such real property, the effect of which could reasonably be expected to have a Material Adverse Effect. As used herein, the term "release" as used in this Section shall have the meaning specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply.

Section 5.11 Further Assurances. At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower or any of its Subsidiaries shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to update and deliver to the Administrative Agent
Schedule 4 hereto at the time of delivery of the financial statements set forth in Sections 6.1 (with respect to the identities, jurisdiction of organization and ownership of the Guarantors) and 6.2 (with respect to the identities, jurisdictions of organization and ownership of the Borrower's Subsidiaries) hereof if the information provided therein is not complete and correct.

Section 5.12 Year 2000 Compliance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its computer applications to be Year 2000 Compliant, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Non-Guarantors as Guarantors. At any time that an Event of Default occurs as a result of a breach of Section 7.19 hereof, the Borrower agrees to immediately cause such of its Subsidiaries to execute a Subsidiary Guaranty (and to deliver such certificates and documents related thereto as shall be required by the Administrative Agent) and thereby become Guarantors as are necessary to cure such breach of Section 7.19 hereof; provided, however, nothing provided in this Section 5.13 shall be deemed to provide any grace period for any Event of Default that occurs as a result of a breach of Section
7.19  hereof.


                                    ARTICLE 6

                            Information  Covenants

     Prior to the Release Date, the Borrower shall furnish or cause to be furnished to each Lender:

Section 6.1 Quarterly Financial Statements and Information. Within 60 days after the end of each Fiscal Quarter of each Fiscal Year (other than the end of a Fiscal Quarter which coincides with the end of a Fiscal Year), the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of earnings for such Fiscal Quarter and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, and consolidated statements of cash flow for the elapsed portion of the year ended with the last day of such Fiscal Quarter, all of which shall be certified by a Responsible Officer, to, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, present fairly in all material respects, in accordance with GAAP (except for the absence of footnotes), the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such Fiscal Quarter, and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, subject only to normal year-end adjustments.

Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

(a) Within 120 days after the end of each Fiscal Year, a copy of (i) the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior Fiscal Years and (ii) the consolidated statements of earnings and consolidated statements of changes in shareholders' equity and consolidated statements of cash flow as of and through the end of such Fiscal Year (together with certain consolidating statements in form reasonably satisfactory to the Administrative Agent), all of which are prepared in accordance with GAAP, and said consolidated statements certified by independent certified public accountants reasonably acceptable to the Administrative Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified in all respects.

(b)     Simultaneously  with  the  delivery  of  the statements required by this
Section 6.2, a letter from the Borrower's public accountants stating to the effect that during their audit of such financial statements nothing has come to their attention that would result in a Default or Event of Default under this Agreement, recognizing, however, that the scope and purpose of their audit was not to determine compliance with the terms of this Agreement or whether a Default or Event of Default has otherwise occurred.

Section 6.3 Compliance Certificate. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

Section  6.4     Copies  of  Other  Reports  and  Notices.

(a) Promptly upon their becoming available, copies of (i) all material reports or letters submitted to the Borrower or any of its Subsidiaries by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any of its Subsidiaries with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iii) all press releases concerning material financial aspects of the Borrower or any of its Subsidiaries;

(b) Promptly upon the Borrower becoming aware that (i) the holder(s) of any note(s) or other evidence of Indebtedness or other security of the Borrower or any of its Subsidiaries in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder or (ii) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed  to  be  taken  with  respect  thereto;

(c) Promptly upon the Borrower becoming aware that any party to any Capitalized Lease Obligations in excess of $250,000 or Operating Lease in which the annual rentals thereunder exceed $100,000 has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

(d) Promptly upon receipt by the Borrower thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, and could reasonably be expected to result in the payment of money by the Borrower or any of its Subsidiaries of the Borrower in an amount of $250,000 or more in the aggregate or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

(e) From time to time and promptly upon each request, such material data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

(a) The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $1,000,000 (after deducting the amount with respect to which creditworthy insurance companies have acknowledged coverage), against or in any other way relating directly to the Borrower, any of its Subsidiaries or any of their respective properties or businesses; and

(b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

Section  6.6     ERISA  Reporting  Requirements.

(a) Promptly and in any event (i) within 30 days after the Borrower has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 Business Days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code has been made with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

(b) Promptly and in any event within ten Business Days after receipt thereof by the Borrower, copies of each notice received by the Borrower or any member of its Controlled Group from the PBGC of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(c) Promptly upon the request of the Administrative Agent, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan subject to Title IV of ERISA of which Borrower or any member of its Controlled Group is the "plan sponsor";

(d) Promptly, and in any event within 10 Business Days after receipt thereof by the Borrower, a copy of any correspondence the Borrower or any member of its  Controlled  Group  receives  from  the  Plan Sponsor (as defined by Section
4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

(e) Notification within 30 days of any material increases in the benefits provided under any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing, which could reasonably be expected in any such case to result in an additional material liability to the Borrower;

(f) Notification within five Business Days after the Borrower knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

(g) Within five Business Days after receipt by the Borrower of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not reasonably be expected to have a Material Adverse Effect.

Section 6.7 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 7

                               Negative Covenants

     Prior  to  the  Release  Date:

Section 7.1 Unsecured Indebtedness. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Unsecured Indebtedness, except:

(a)     Indebtedness  under  the  Loan  Documents;

(b) Hedging obligations under Hedge Agreements entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Hedge Agreement;

(c) Unsecured Indebtedness existing on the Agreement Date which is described on Schedule 6 hereto, including renewals, replacements and refinancings (but no increases) thereof;

(d) Unsecured Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business;

(e) Unsecured Indebtedness owing to any Obligor by the Borrower or any of its Subsidiaries, which Indebtedness (i) is evidenced by an entry on the financial records of the Borrower and any such Subsidiary and (ii) if owed by an Obligor, is subordinated to the Obligations in a manner satisfactory to the Determining Lenders, and which will permit payments to be made on such Indebtedness provided that no Default or Event of Default shall exist before such payment or after giving effect thereto;

(f) Guaranties by Subsidiaries of the Borrower of Unsecured Indebtedness of the Borrower or other Subsidiaries of the Borrower and Guaranties by the Borrower of Unsecured Indebtedness of Subsidiaries of the Borrower, in each case to the extent such underlying Unsecured Indebtedness is permitted hereunder;

(g) Unsecured Indebtedness consisting of performance bonds or surety or appeal bonds provided by the Borrower or any of its Subsidiaries in the ordinary course of business and which do not secure other Indebtedness;

(h)     Guaranties  permitted  pursuant  to  Section  7.6  hereof;  and

(i) Other Unsecured Indebtedness (including Institutional Debt) of the Borrower and its Subsidiaries, provided that (i) prior to and after giving effect to such other Unsecured Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) the terms, covenants and provisions of such other Indebtedness shall not be more restrictive than any terms, covenants or provisions of this Agreement, and (iii) no scheduled principal payment of such other Unsecured Indebtedness shall occur prior to 180 days after the scheduled Maturity Date.

Section 7.2 Secured Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Secured Indebtedness, except for Permitted Secured Indebtedness.

Section 7.3 Liens. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Subsidiary to, become subject to a Negative Pledge other than in respect of Permitted Secured Indebtedness, provided that such agreement relates only to the assets purchased or acquired.

Section 7.4 Investments. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, make any Investment, except that the Borrower and any Subsidiary of the Borrower may purchase or otherwise acquire and own:

(a) Accounts receivable that arise in the ordinary course of business and are payable in a manner consistent with past practices;

(b)     Investments  in  existence  on the Agreement Date which are described on
Schedule  5  hereto;

(c) Investments in the form of Hedge Agreements permitted by Section 7.1(b) hereof;

(d)     Investments  pursuant  to  the  Investment  Policy;

(e)     Investments  in  Obligors;

(f) Investments in Non-Guarantors (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with other Investments pursuant to Section 7.4(g) hereof (calculated as provided in Section 7.4(g) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), an amount equal to the sum of (i) $7,000,000 plus (ii) 10% of Net Worth at any time; and

(g) Investments not otherwise permitted pursuant to clauses (a) through (e) above (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with Investments in (calculated as provided in Section 7.4(f) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), an amount equal to the sum of
(i)  $7,000000  plus  (ii)  10%  of  Net  Worth  at  any  time;

provided, however, that no Investment otherwise permitted by clauses (f) and (g) above shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing.

Section 7.5 Liquidation, Merger. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, at any time:

(a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that (i) a Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower which is an Obligor, and (ii) a Subsidiary of the Borrower which is not an Obligor may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower; or

(b) enter into any merger or consolidation unless (i) with respect to a merger or consolidation, the Borrower shall be the surviving corporation, unless the merger or consolidation involves a Guarantor and the Borrower is not merging with another Person, and either (A) such Guarantor shall be the surviving corporation, (B) the survivor of the merger becomes a Guarantor, (C) the entity formed in the consolidation becomes a Guarantor, or (D) the survivor is, or is properly designated as, a Non-Guarantor, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein, and
(iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

Section 7.6 Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except (a) the Subsidiary Guaranty, (b) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection,
(c) the Guaranty of Indebtedness permitted by Sections 7.1 and 7.2 hereof, and (d) the Guaranty of Indebtedness of Persons other than the Borrower and its Subsidiaries, provided that the aggregate principal amount of such Indebtedness which is guaranteed by the Borrower and its Subsidiaries shall not at any time exceed 7-1/2% of Net Tangible Assets.

Section 7.7 Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of, any of its assets except (a) inventory in the ordinary course of business, (b) obsolete or worn-out assets, (c) sales and dispositions from the Borrower or any of its Subsidiaries to any Obligor, and (d) other asset sales not otherwise permitted, provided that (i) such sales are for full and fair consideration and (ii) the aggregate amount of assets sales during any Fiscal Year do not exceed 7-1/2% of Net Tangible Assets as of the end of the immediately preceding Fiscal Year.

Section 7.8 Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Borrower or any of its Subsidiaries may make Acquisitions so long as (a) such Acquisition shall not be opposed by the board of the directors of the Person being acquired, (b) if the Acquisition Consideration for such Acquisition is greater than or equal to $25,000,000, the Lenders shall have received written notice thereof at least 5 Business Days prior to the date of such Acquisition, together with a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, but calculated to exclude any increases in EBITDA which would be the result of any expenses that the Borrower projects to be eliminated by such proposed Acquisition, (c) the assets, property or business acquired shall be primarily in the business described in
Section 4.1(d) hereof, (d) if such Acquisition results in a Subsidiary which is to be a Guarantor, (i) such Subsidiary shall execute a Subsidiary Guaranty and
(ii) the Administrative Agent on behalf of the Lenders shall receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with such Acquisition; and (e) the aggregate Acquisition Consideration for all Non-Guarantors, together with Investments in Non-Guarantors (calculated as provided in Section 7.4(f) hereof) and other Investments (calculated as provided in Section 7.4(g) hereof) pursuant to Section 7.4(g) hereof, shall not exceed an amount equal to the sum of (i) $7,000,000 plus (ii) 10% of Net Worth at any time.

Section 7.9 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments except (a) Dividends payable by a Subsidiary to the Borrower or another Subsidiary that is an Obligor, (b) Dividends payable by the Borrower in an aggregate amount not to exceed 50% of cumulative Net Income for the period from, but not including, December 31, 1997 through the date of the proposed Dividend (provided that with respect to any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number the amount of Dividends permitted to be paid shall be reduced by 100% of such negative number), and (c) payments and prepayments of principal of Indebtedness other than Indebtedness permitted to be incurred pursuant to Section 7.1(i) hereof; provided, however, the Borrower shall not pay or make any Restricted Payments permitted by this Section 7.9 unless there shall exist no Default or Event of Default prior to or after giving effect to any such proposed Restricted Payment.

Section 7.10 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate (other than the Borrower or any Obligor) on terms materially less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate. The Borrower shall not, and shall not permit any of its Subsidiaries to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation reasonably satisfactory to the Determining Lenders, and which will permit payments to be made on any Indebtedness or Guaranty in favor of any Affiliate provided that no Default or Event of Default shall exist before such payment or after giving effect thereto.

Section 7.11 Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as likely to result in liability to the Borrower or any member of its Controlled Group taken as a whole which could reasonably be expected to have a Material Adverse Effect, (b) permit to exist any ERISA Event, or any other event or condition with respect to a Plan which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect on the Borrower or any member of its Controlled Group taken as a whole, or (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect.

Section 7.12 Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio to be greater than 3.75 to 1 at the end of any Fiscal Quarter.

Section 7.13 Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1 at the end of any Fiscal Quarter.

Section 7.14 Minimum Tangible Net WorthTangible Net Worth. The Borrower shall not permit the Tangible Net Worth at any time to be less than the sum of
(a) $305,060,000, plus (b) 50% of cumulative Net Income for the period from, but not including, December 31, 1997 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number), plus (c) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower, plus (d) 75% of the Net Cash Proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries.

Section 7.15 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

Section 7.16 Business. Neither the Borrower nor any of its Subsidiaries shall conduct any business other than the business described in Section 4.1(d) hereof.

Section 7.17 Fiscal Year. Neither the Borrower nor any of its Subsidiaries shall change its Fiscal Year.

Section 7.18 Amendment of Organizational Documents. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, amend its articles of incorporation, bylaws or other applicable organizational documents in any manner that could reasonably be expected to result in a Material Adverse Effect.

Section 7.19 Non-Guarantors. The Borrower shall not permit either the aggregate amount of (a) EBITDA calculated with respect to all Non-Guarantors only during any period of four consecutive Fiscal Quarters to exceed 20% of EBITDA of the Borrower and all of its Subsidiaries during any such period of four consecutive Fiscal Quarters or (b) assets of all Non-Guarantors as of the end of any Fiscal Quarter to exceed 20% of the assets of the Borrower and all of its Subsidiaries as of the end of any such Fiscal Quarter.

Section 7.20 Restrictions on Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions to the Borrower or any of its Subsidiaries, except to the extent that such encumbrances and restrictions would not, in the aggregate, affect the ability of the Subsidiaries to make such dividends and distributions in amounts sufficient such that the Borrower can timely pay and perform all Obligations in full.


                                    ARTICLE 8

                                     Default

Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

(a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

(b) The Borrower shall fail to pay any (i) principal under any Note when due; or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within the earlier of (A) three days after the date due or (B) one Business Day after written notice thereof from the Administrative Agent;

(c) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof;

(d) The Borrower or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement or any other Loan Document not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Borrower or such Subsidiary;

(e) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of the Borrower or any other Obligor, or a substantial part of the property or the assets of the Borrower or such Obligor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any other Obligor, or of any substantial part of their respective properties, or (iii) the winding-up or liquidation of the affairs of the Borrower or any other Obligor and any such proceeding or petition shall continue unstayed and in effect for a period of 60 consecutive days; or any order for relief shall be entered in any such proceeding;

(f) The Borrower or any other Obligor shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any other Obligor or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability, or fail generally, to pay its debts as they become due, or (vi) the Borrower or any other Obligor shall take any corporate or other action in furtherance of any such action;

(g) A final judgment or judgments shall be entered by any court against the Borrower or any other Obligor for the payment of money which exceeds $250,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any other Obligor which, together with all other such property of the Borrower and the Obligors subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 45 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

(h)     With respect to any Plan of the Borrower or any member of its Controlled
Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably be expected to result in a direct or indirect liability to the Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; or
(viii) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (i) - (viii) above shall constitute Events of Default only if the maximum aggregate liability which the Borrower or any member of its Controlled Group has a reasonable likelihood of incurring under the applicable provisions of ERISA resulting from such event or events could reasonably be expected to exceed $500,000.

(i) The Borrower or any other Obligor shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness in excess of $1,000,000 beyond any grace period provided with respect thereto, or any other event or condition shall exist under any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to (i) cause such Indebtedness to become due or prepaid prior to its date of maturity or (ii) require the Borrower or any other Obligor to purchase, prepay or redeem such Indebtedness;

(j) Any real property lease where the Borrower or any Subsidiary of the Borrower is the lessee shall terminate or cease to be effective, and termination or cessation thereof, together with all other real property leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a real property lease shall not constitute an Event of Default if another real property lease reasonably satisfactory to the Administrative Agent is contemporaneously substituted therefor;

(k) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in any material respect, or any such party (other than the Administrative Agent or any Lender) shall so assert in writing;

(l)     A  Change  of  Control  shall  occur;  or

(m) An Event of Default (as defined in the Revolving Credit Agreement) shall occur under the Revolving Credit Agreement.

Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

(a)     With the exception of an Event of Default specified in Section 8.1(e) or
(f) hereof, the Administrative Agent may at its election (provided that the Administrative Agent has not previously received notice to the contrary from the Determining Lenders), and shall upon the direction of the Determining Lenders, terminate the Commitment and/or by written notice to the Borrower declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, except for notices expressly set forth in the Loan Documents.

(b) Upon the occurrence of an Event of Default specified in Section 8.1(e) or (f) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

(c) The Administrative Agent and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

(d) The Rights of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

                                    ARTICLE 9

                            Changes in Circumstances

Section 9.1 LIBOR Basis or Eurodollar Basis Determination Inadequate. If with respect to any proposed LIBOR Advance or Eurodollar Rate Advance for any Interest Period, (i) any Lender determines that deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the Determining Lenders determine that the LIBOR Rate or Eurodollar Rate for such proposed LIBOR Advance or Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Lender of making and maintaining such proposed LIBOR Advance or Eurodollar Rate Advance for such Interest Period, such Lender or Determining Lenders, as the case may be, shall forthwith give prompt notice thereof to the Borrower, whereupon until such Lender or Determining Lenders, as the case may be, notify the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances or Eurodollar Rate Advances shall be suspended; provided, however, such Lender or the Determining Lenders, as the case may be, shall promptly notify the Borrower if the circumstances giving rise to such situation no longer exist.

Section 9.2 Illegality. If any change or phase-in of applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances or Eurodollar Rate Advances, such Lender shall promptly so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance or each Eurodollar Rate Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under Section 2.8 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected LIBOR Advance or Eurodollar Rate Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in Article 2 hereof, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1 or 3.2, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

Section  9.3     Increased  Costs.

(a) If any change, phase-in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

(i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or Eurodollar Rate Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in (A) the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender and (B) withholding taxes of any Tribunal other than the United States of America or any state thereof; or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis or Eurodollar Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances or Eurodollar Rate Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material ("Increased Advance Costs"), then, within 30 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such Increased Advance Costs, subject to Section 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

(b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be controlling absent demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this Section
9.3 shall provide the Borrower or any of its Subsidiaries the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances or Eurodollar Rate Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.8 hereof. Concurrently with prepaying such LIBOR Advances or Eurodollar Rate Advances, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or 3.3, borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances or Eurodollar Rate Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances or Eurodollar Rate Advances shall be made instead as Base Rate Advances.

Section 9.5 Capital Adequacy. If (a) the phase-in or the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) (any of such events in clauses (a) and (b) herein being referred to as a "Regulatory Modification") affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 20 days after demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's commitments hereunder to the extent not compensated for in the Base Rate Basis, the Eurodollar Basis or in the LIBOR Basis or in amounts paid by the Borrower pursuant to Section 9.3 hereof. A certificate as to such amounts submitted to the Borrower by a Lender hereunder shall, in the absence of demonstrable error, be controlling and binding for all purposes. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, nothing in this Section 9.5 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.

                                   ARTICLE 10

                           Agreement  Among  Lenders

Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

(a) Administrative Agent. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, or the ratable amount of fees or other amounts; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. The Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Agent shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent are mechanical and administrative in nature.

(b) Replacement of Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of the Determining Lenders (other than the Administrative Agent), then the Lender appointed by the Determining Lenders (other than the Administrative Agent) with the approval of the Borrower (provided that if an Event of Default shall have occurred and be continuing, the approval of the Borrower shall not be required) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent from among the other Lenders and written notice thereto to the Borrower; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and, provided that no Event of Default shall have occurred and be continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

(c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any reasonable expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents (other than expenses for which the Administrative Agent has received compensation in the form of the fees set forth in the Administrative Agent Fee Letter) if the Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

(d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

(e) Reliance by Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

(f) Limitation of Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or willful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its reasonable satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower or any other Obligor. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT (IN SUCH CAPACITY) IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT. THE INDEMNITY PROVIDED IN THIS SECTION 10.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

(g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

(h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1, and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Advances shall constitute evidence to the Administrative Agent that such Lender has deemed all of the conditions set forth in Section 3.1 to have been satisfied.

Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


                                   ARTICLE 11

                                 Miscellaneous

Section  11.1     Notices.

(a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)     If  to  the  Borrower,  at:

ClubCorp, Inc.
3030 LBJ Freeway, Suite 700
Dallas, Texas  75234
Attention:  Treasurer
Telephone:  (972)  888-7332
Telecopier: (972)  888-6239

(ii)     If  to  the  Administrative  Agent,  at:

NationsBank, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202-3714
Attn:  Molly  Oxford
Telephone:  (214)  508-3255
Telecopier: (214)  508-2515

(iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

(b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

Section  11.2    Expenses.  The  Borrower  shall  promptly  pay:

(a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

(b) all reasonable out-of-pocket expenses, including reasonable attorneys' fees, of the Administrative Agent in connection with the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

(c) all reasonable out-of-pocket costs, expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation reasonable fees and expenses of consultants, legal counsel for the Administrative Agent and any Lender and administrative fees for the Administrative Agent.

Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund or continue or convert an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or continuations or conversions or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower or any of its Subsidiaries.

Section 11.4 Determination by the Lenders Conclusive and Binding. Any determination or mathematical calculation required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be controlling, absent demonstrable error.

Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee of any Note, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof (but after each set-off such Lender shall promptly notify the Administrative Agent and the Borrower). Any sums obtained by any Lender or by any assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder in accordance with each Specified Percentage.

Section  11.6     Assignment.

(a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

(b) No Lender shall be entitled to assign or grant a participation in its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

(c) Each Lender may sell participations to one or more banks or other entities (the "Participants") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances or Reimbursement Obligations owing to it and the Note or Notes held by it) (the "Participations"); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Specified Percentage of the Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no Participant under any such Participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce or postpone any date fixed for payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (B) increase the commitment of any Participant or (C) release any Collateral or security for the Obligations, except pursuant to the Loan Documents, in each case to the extent subject to such Participation, and
(vi) no Participation shall be in an amount less than $5,000,000. The Lenders may, subject to Section 11.14 hereof, provide copies of all financial information received from the Borrower to such Participants.

(d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Agent and Borrower, which consents shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the (A) Borrower is required for any assignment (x) during any time that an Event of Default has occurred and is continuing, (y) to an Affiliate of a Lender and (z) to another Lender hereunder and (B) Administrative Agent is required for any assignment (y) to an Affiliate of a Lender and (z) to another Lender hereunder), (ii) no such assignment shall be in an amount less than $5,000,000, unless the commitment of a Lender is less than $5,000,000, in which case such assignment may be in the aggregate amount of such Lender's Specified Percentage of the Commitment, (iii) the applicable Lender, Administrative Agent, the Borrower and Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit C hereto, together with the Notes subject to such assignment and (iv) the Eligible Assignee executing the Assignment, shall deliver to the Administrative Agent a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof and the recordation of the information therein in the Register pursuant to Section 11.6(j) hereof, (A) the Eligible Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish such rights and be released from such obligations under this Agreement; provided, however, the indemnities and rights provided such Lender in Section 5.9, Article 9 and
Section  11.2  hereof  shall  survive  such  assignment.

(e) Notwithstanding anything in clause (d) above to the contrary, (i) any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank and
(ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

(f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Note or Notes subject to such assignment, the Borrower shall, subject to the Borrower's rights under Section 11.6(d), within five Business Days after its receipt of such Assignment Agreement execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances and the Specified Percentage of the Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the assignor Lender in an amount equal to the portion of the Advances and the Specified Percentage of the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the Eligible Assignee or Participant or proposed Eligible Assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person agrees in writing to handle such information in accordance with the standards set forth in Section
11.14  hereof.

(h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

(i) Notwithstanding anything in this Section 11.6 to the contrary, no Eligible Assignee or Participant (nor the assigning or participating Lender) shall be entitled to receive (whether individually or collectively) any greater payment under Section 2.13 or Section 9.3 or Section 9.5 than such assigning or participating Lender or any other Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

(j)      The  Administrative  Agent shall maintain at its address referred to in
Section 11.1 a copy of each Assignment Agreement delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, any U.S. taxpayer identification number, the Specified Percentages of the Lenders (the "Ownership Information"), whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment Agreement and the effective date and the amount of each Assignment Agreement delivered to and accepted by it and the parties thereto. Any transfer of an ownership interest in any Advance, including any right to principal or interest payable with respect to such Advance, shall be subject to and conditioned upon the due recordation of such transfer and the Ownership Information with respect to the transferee in the Register and such transfer shall be effective only upon such recordation (and not prior thereto), which recordation the Administrative Agent agrees to make. The entries in the Register shall be controlling and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

Section 11.8 Severability. Any provision of this Agreement or any other Loan Document which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to charge, receive, collect or apply, as interest on the Obligations, any amount in excess of the Highest Lawful Rate. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 11.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the amount of the Commitment, (ii) change the Specified Percentage or commitment of any Lender, or (iii) extend or postpone the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, or other amount owing under any Loan Documents to which such Lender is entitled or (iv) release any guaranty of the Obligations (except, in any case, pursuant to this Agreement or the other Loan Documents), or (v) reduce the fees payable hereunder to which such Lender is entitled, or
(vi) revise, amend, modify or waive this Section 11.11, or (vii) waive or extend the date for payment or prepayment of any principal, interest or fees hereunder or (vii) amend the definition of "Determining Lenders" or "Specified
Percentage", or (b) without the consent of the Administrative Agent, if it, would alter the rights, duties or obligations of the Administrative Agent. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

Section 11.12 Exception to Covenants. Neither the Borrower nor any of its Subsidiaries shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

Section 11.13 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable efforts to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, any non-public information supplied to it by the Borrower or any of its Affiliates pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Agent, (c) to bank or other examiners, regulatory bodies, auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender or any Affiliate thereof, (e) in connection with any Litigation relating to the transactions contemplated by the Loan Documents to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the exercise of any Right under this Agreement or any other Loan Document, or
(g) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or direct or indirect contractual counterparties in swap agreements or such swap counterparties' professional advisors agrees to handle such information in accordance with the provisions of this Section 11.13.

SECTION 11.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND THE BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, T EXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

SECTION 11.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

SECTION 11.16 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:  CLUBCORP,  INC.


By:  /s/John M. Massey III
     John M. Massey  III
     Treasurer


ADMINISTRATIVE AGENT:  NATIONSBANK, N.A., as Administrative Agent

By:    /s/Dan Killian
Name:  Dan Killian
Title: Vice President



LENDER:  NATIONSBANK, N.A.


By:    /s/Dan Killian
Name:  Dan Killian
Title: Vice President